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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2003

                                   CREE, INC.
             (Exact name of registrant as specified in its charter)

 North Carolina                          000-21154                         56-1572719
(State or other                 (Commission File Number)                 (I.R.S. Employer
  jurisdiction                                                          Identification No.)
of incorporation)
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                4600 Silicon Drive, Durham, North Carolina 27703
                    (Address of principal executive offices)

                                 (919) 313-5300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

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Item 9.  Regulation FD Disclosure.

     On June 12, 2003, Eric Hunter, a founder of Cree, Inc. ("Cree") and its CEO until 1994, and his wife, Jocelyn Hunter filed a lawsuit in United States
District Court for the Middle District of North Carolina against Neal Hunter,
Eric Hunter's brother and current Cree Chairman, and Cree. The complaint alleges that the defendants have defamed Eric Hunter by making unspecified false statements about him to members of his family and individuals associated with Cree. It also asserts that beginning in August 1995 the defendants violated employment and federal securities laws, related to transactions with Charles &
Colvard, Ltd., and other matters, and have sought to discourage the plaintiffs from pursuing legal remedies or reporting matters to securities regulators. Eric
Hunter and his wife seek personally to recover damages in excess of $3 billion for unspecified harm resulting from the alleged conduct of the defendants, as well as an injunction against future harassment. Neal Hunter filed a response in opposition to the motion for injunction and has submitted affidavits of family members and others denying plaintiff's claims of harassment. On June 26, 2003, Cree filed a motion to dismiss the lawsuit and requested a hearing on the motion. On the same date, Eric and Jocelyn Hunter filed an amended complaint.
The amended complaint adds to existing allegations of defamation based on certain statements contained in the affidavits that Neal Hunter filed with the court and adds state law causes of action. The Cree Board of Directors has established a Special Committee of independent directors that is empowered to investigate the allegations and they have hired independent counsel to assist them.

     Between June 16 and June 30, Cree and certain of its officers and current or former directors were named in several class action lawsuits filed in the United States District Court for the Middle District of North Carolina. The complaints allege violations of federal securities laws, including violations of
Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder. In particular, among other claims, one or more of the complaints allege that Cree made certain false and misleading statements in connection with its December 2000 acquisition of the UltraRF division of Spectrian Corporation
("Spectrian"), its supply agreement with Spectrian, its investment in World
Theater, Inc. and its agreements with C3 Incorporated (subsequently known as Charles & Colvard, Ltd). World Theater, Inc. is a company in which Eric Hunter was a shareholder. C3 Incorporated is a company of which Jeff Hunter, brother of Neal and Eric Hunter, and Eric Hunter were founders and Jeff Hunter served as President and Chairman. The complaints seek unspecified damages, plus costs and expenses, including attorneys' fees and experts' fees. The complaints are filed on behalf of shareholders and allege class periods of January 14, 2000 to June
13, 2003, August 19, 1998 to June 13, 2003 and July 24, 2001 to June 13, 2003.
Cree intends to defend vigorously the Eric Hunter suit as well as the class action cases. The Board of Directors also has established a committee of non-management directors to direct the litigation.

     A copy of Cree's press release regarding its motion to dismiss in the Eric
Hunter suit is attached hereto as exhibit 99.01 and incorporated by reference herein.

     The information in this Current Report on Form 8-K is furnished pursuant to
Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CREE, INC.



                                        By:       /s/ Cynthia B. Merrell
                                             -----------------------------------
Dated: June 30, 2003                         Cynthia B. Merrell
                                             Chief Financial Officer


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                                  EXHIBIT INDEX

         Exhibit No.    Description of Exhibit
         -----------    ----------------------

         99.01          Press release, dated June 26, 2003